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           FUND ACCOUNTING, FINANCIAL AND REGULATORY ADMINISTRATION
                    AND TRANSFER AGENCY SERVICES AGREEMENT

   THIS SERVICES AGREEMENT (the "Agreement") is made as of June 27, 2005 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and WILSHIRE MUTUAL FUNDS, INC., a Maryland Corporation (the "Fund").

                                  BACKGROUND:

A. The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

B. Wilshire Mutual Funds, Inc. (formerly, Wilshire Target Funds, Inc.) and PFPC (formerly, First Investor Services Group, Inc.) were parties to a Services Agreement dated as of May 31, 1999, as amended, which has terminated as of the date of this Agreement (the "1999 Agreement").

C. The Fund wishes to continue to retain PFPC to provide fund accounting and administration, regulatory administration and transfer agent services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof (each a "Portfolio" and collectively, the "Portfolios"), as such Exhibit A may be amended from time to time, and PFPC wishes to continue to furnish such services.

D. This Background section and all of the Exhibits to this Agreement are hereby incorporated by reference in and made a part of this Agreement.

                                    TERMS:

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As used in this Agreement:

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

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(d) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(e) CEA" means the Commodities Exchange Act, as amended.

(f) "Class" shall mean each separate class of shares offered of each portfolio of the Fund.

(g) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(h) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in separate portfolios of securities and other assets.

(i) "NSCC" shall mean the National Securities Clearing Corporation, a subsidiary of the Depository Trust & Clearing Corporation, and the systems they offer to mutual funds including but not limited to, Fund/SERV, Networking, ACATS, Mutual Fund Profile, DCC&S, Commission Settlement, Fund/SPEED and TORA.

(f) "SEC" means the Securities and Exchange Commission.

(g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

(h) "Shares" mean the shares of beneficial interest of any Portfolio or Class of the Fund.

(i) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of the NSCC or an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, electronic mail, telex or facsimile sending device.

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2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund with respect to the Portfolio(s) and Class(es) specifically identified on Exhibit A hereto in accordance with the terms set forth in this Agreement. The Fund also hereby appoints PFPC to provide fund accounting, financial and regulatory administration services to it with respect to all of the Portfolios in accordance with the terms set forth in this Agreement. In addition, PFPC shall provide to the Fund the internet access services as set forth on Exhibit C attached hereto and made a part hereof, as such Exhibit C may be amended from time to time. PFPC accepts such appointments and agrees to furnish such services; provided that PFPC need not perform a particular service for the Fund (or a particular Portfolio) if such service is then-currently not required by applicable law or as agreed upon by the parties to this Agreement.

3. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

4. Instructions.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral

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    Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5. Right to Receive Advice.

(a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

(c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel and shall notify the Fund of any such action that materially conflicts with such Oral Instructions or Written Instructions.

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(d) Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reasonable reliance upon Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund, or advice PFPC receives from counsel and which PFPC believes, in good faith, to be consistent with those Oral Instructions or Written Instructions or advice. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such advice or Oral Instructions or Written Instructions.

6. Records; Visits. The books and records pertaining to the Fund which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable Securities Laws, rules and regulations and shall, to the extent practicable, be maintained separately for each Portfolio. The Fund, its authorized representatives and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an authorized representative of the Fund or an Authorized Person, at the Fund's expense.

7. Confidentiality.

(a) The parties shall keep confidential any information relating to another party's business ("Confidential Information") and neither party shall use the other party's Confidential Information for any purpose other than in the connection with the performance of this Agreement or as permitted by this Agreement. Confidential Information shall include:

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    (i)    any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, the Fund's portfolio holdings information, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

    (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

    (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

    (iv)   anything designated by the Fund or PFPC as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

    (i)    is already known to the receiving party at the time it is obtained;

    (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

    (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

    (iv) is released by the protected party to a third party without restriction;

    (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

    (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party; or

    (vii) has been or is independently developed or obtained by the receiving party.

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8. Cooperation with Independent Registered Public Accounting Firm. PFPC shall cooperate with the Fund's independent registered public accounting firm and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such independent registered public accounting firm for the expression of its opinion, as required by the Fund.

9. PFPC System. PFPC shall retain title to and ownership of any and all databases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge that the Fund shall retain all ownership rights in Fund data which resides on the PFPC system.

10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11. Compensation.

(a) As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

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(b) The undersigned hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Fund in connection with this Agreement, which may include but are not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Fund relating to the Agreement, have been fully disclosed to the Board of Directors of the Fund and that, if required by applicable law, the Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12. Indemnification.

    a. The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund pursuant to this Agreement. Neither PFPC nor any of its affiliates shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance,

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           processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.

    b. PFPC agrees to indemnify, defend and hold harmless the Fund and its affiliates including their respective officers, directors and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including without limitation, reasonable attorney's fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) to the extent caused by PFPC's willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement.

    c.     Legal Action Against Indemnified Party.

           i.    Notice of the Action

                 A party that seeks indemnification under Section 12(a) or 12(b) must promptly give the other party notice of any legal action. However, a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

           ii.   Participating or Assuming the Defense

                 The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:

                 1. must select an attorney that is satisfactory to the other party;

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                 2.     is not liable to the other party for any later
                        attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs;

                 3. must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and

                 4. is not liable for any compromise or settlement made without its consent.

           iii.  Failing to Assume the Defense

                 If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

13. Responsibility of PFPC.

(a) PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

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(b) Notwithstanding anything in this Agreement to the contrary, provided that
    PFPC has acted in accordance with the standard of care set forth above,
    (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

(c) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates and (ii) PFPC's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) (collectively, "Losses") and regardless of the form of action or legal theory shall not exceed the greater of the estimated fees to be received by PFPC for services provided hereunder during a 12-month period, which estimated fees shall be calculated based on the Fund's total assets as of the date it brings a claim for such Losses, or $1,000,000.

(d) No party may assert a cause of action against PFPC or any of its affiliates in connection

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    with the performance of this Agreement more than 12 months after signing of the audit opinion of the Fund for the financial year during which facts are known to the Fund that should have alerted it that a basis for such cause of action might exist.

(e) The parties shall have a duty to mitigate damages for which the other party may become responsible.

(f) The provisions of this Section 13 shall survive termination of this Agreement.

14. Description of Transfer Agency Services on a Continuous Basis.

(a) Services Provided on an Ongoing Basis. PFPC shall:

    (i)    Maintain Fund shareholder registrations;

    (ii)   Direct payment processing of checks or wires;

    (iii) At the expense of the Fund, prepare and certify shareholder lists in conjunction with proxy solicitations;

    (iv)   Prepare and mail to shareholders confirmation of activity;

    (v) Utilize existing toll-free lines for direct shareholder use, and customer service staff for on-line inquiry response;

    (vi) At the expense of the Fund, provide periodic shareholder lists and statistics to the Fund;

    (vii)  Prepare periodic mailing of year-end tax and statement information;

    (viii) Notify on a timely basis the accounting agent, and custodian of fund activity;

    (ix) Perform other participating broker-dealer and/or shareholder services as may be agreed upon from time to time;

    (x)    Accept and post daily Share purchases and redemptions;

    (xi)   Accept, post and perform shareholder transfers; and

    (xii)  Calculate 12b-1 payments, if applicable.

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(b) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

    (i)    A purchase order in completed proper form; and

    (ii) Payment in good order as described in the Fund's then current prospectus.

(c) Redemption of Shares. PFPC shall process requests to redeem Shares as follows:

    (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

    (ii) PFPC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

    (iii) When Shares are redeemed, PFPC shall deliver to the Fund's custodian (the "Custodian") and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

    (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

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    (v)    PFPC shall not process or affect any redemption requests with respect to Shares of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(d) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Timely receipt shall mean at least two business days prior to the record date for such dividend or distribution. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. In all cases, the ex-date and the payable date shall be the first business day after record date. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(e) Shareholder Account Services.

    (i) PFPC may arrange, in accordance with the Fund's then current prospectus, for issuance of Shares obtained through:

           -     Any pre-authorized check plan; and

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           -     Direct purchases through broker wire orders and checks.

    (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

           - Exchange of Shares of one Portfolio for shares of any other Portfolio or mutual fund with which the Fund has exchange privileges; and/or
           - Automatic redemption from an account where that shareholder participates in an automatic redemption plan.

(f) Communications to Shareholders. Upon timely Written Instructions and at the expense of the Fund, PFPC shall mail all communications by the Fund to its shareholders, including: (i) Reports to shareholders;

    (ii)   Confirmations of purchases and sales of Fund shares;

    (iii)  Annual, monthly or quarterly statements;

    (iv)   Dividend and distribution notices; and

    (v)    Tax form information.

(g) Records. PFPC shall maintain records of the accounts for each Fund shareholder showing the following information:

    (i) Name, address and United States Tax Identification or Social Security number;

    (ii) Number and Class of Shares held and number and Class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

    (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

    (iv)   Any stop or restraining order placed against a shareholder's account;

    (v) Any correspondence relating to the current maintenance of a shareholder's account;

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    (vi)   Information with respect to withholdings; and

    (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(h) Shareholder Inspection of Share Records. Upon a request from any Fund shareholder to inspect share records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's share records.

(i) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(j) Lost Shareholders. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below.

    (i)    documentation of search policies and procedures;

    (ii)   execution of required searches;

    (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

    (iv) preparation and submission of data required under the Lost Shareholder Rule.

    PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services. Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(k) Print Mail. The Fund hereby engages PFPC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

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(l) Proxy Advantage. The Fund hereby engages PFPC as its exclusive proxy solicitation service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

(m) Retirement Plans. In connection with any individual retirement account, simplified employee pension plan, rollover individual retirement plan, educational IRA and ROTH individual retirement account (each hereinafter referred to as an "IRA" and, collectively, the "IRAs") within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") offered by the Fund for which contributions of the Fund's shareholders (the "Participants") in the IRAs are invested in shares of the Fund, PFPC shall provide the following administrative services in addition to those services described herein:

..   Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);
..   Record method of distribution requested and/or made;
..   Receive and process designation of the beneficiary forms;
..   Examine and process requests for direct transfers between
    custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;
..   Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/IRA beneficiary; and
..   Perform applicable federal withholding and send Participants/IRA beneficiaries an annual TEFRA (Tax Equity and Fiscal Responsibility Act of
    1982) notices regarding required federal tax withholding.

(n) Data Repository and Analytics Suite. PFPC shall provide to the Fund the data repository and analytics suite services as set forth on Exhibit Y attached hereto and made a part hereof, as such Exhibit Y may be amended from time to time. Persons who are Fund "Authorized Users" and may access PFPC's data repository and analytics suite are set forth on Exhibit Z attached hereto and made a part hereof, as such Exhibit Z may be amended from time to time.

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15. Description of Accounting Services on a Continuous Basis.

    PFPC will perform the following accounting services with respect to each
    Portfolio:

    (i) Journalize investment, capital share and income and expense activities;

    (ii) Verify investment buy/sell trade tickets when received from the investment adviser (the "Adviser") or sub-adviser (a "Sub-Adviser") for a Portfolio;

    (iii)  Maintain individual ledgers for investment securities;

    (iv)   Maintain historical tax lots for each security;

    (v) Reconcile cash and investment balances of the Portfolio with the Fund's custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

    (vi) Allocate daily capital stock activity to each Portfolio's Sub-Advisers based on allocation instructions provided by the Adviser;

    (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

    (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

    (x) Control all disbursements, authorize such disbursements and act as paying agent for such disbursements upon Written Instructions;

    (xi)   Calculate capital gains and losses;

    (xii)  Determine net income;

    (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's investments;

    (xiv) Transmit to or make available a copy of the daily portfolio valuation to the Adviser;

    (xv)   Compute net asset value;

    (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

    (xvii) Convert and maintain historical components of equity required to complete future net asset reports.

16. Description of Financial Administration Services on a Continuous Basis.

    PFPC will perform the following financial administration services with respect to the Fund and/or each Portfolio:

    (i) Supply various normal and customary Portfolio statistical data as requested on an ongoing basis;

    (ii) Prepare for execution and file each Portfolio's Federal and state tax returns;

    (iii) Prepare the Fund's quarterly, semi-annual and annual shareholder reports, Forms N-SAR, N-CSR, N-Q and 24f-2 filings and coordinate with the Fund's financial printer its filings with the SEC;

    (vi) On a monthly basis, monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Code;

    (vii) Provide the Adviser with access to PFPC's automated compliance module to allow the Adviser to monitor each Portfolio's compliance with the 1940 Act and with disclosure included in its prospectuses and statements of additional information;

    (viii) Prepare monthly expense budgets in accordance with Fund management specifications and monitor the expense accruals and notify Fund management of any proposed adjustments;

    (ix) Monitor indices and halted securities and communicate those issues that trigger the potential for security fair valuation in accordance with fair value pricing procedures established by the Fund's Board of Directors.

    (x) Provide employees or officers to serve as Assistant Treasurer of the Fund;

    (xi) Complete and file the Fund's excise returns (Form 8613) and corporate tax return (1120-RIC) after review and approval by the Fund's independent registered public accounting firm; and

    (xii) Complete any necessary recharacterization of distributions for Form 1099-DIV.

17. Description of Regulatory Administration Services on a Continuous Basis.

    PFPC will perform the following regulatory administration services with respect to each Portfolio:

    (i) Prepare and coordinate with the Fund's counsel, the annual Post-Effective Amendment to the Fund's Registration Statement, and coordinate with the Fund's financial printer to make such filings with the SEC;

    (ii) Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1
           (d) (7) under the 1940 Act as such bond and policies are approved by the Fund's Board of Directors;

    (iii) Coordinate the filing of the Fund's fidelity bond with the SEC and monitor the Fund's assets on a monthly basis to assure adequate fidelity bond coverage is maintained;

    (iv)   Draft notices, agendas and resolutions for quarterly Board meetings:

    (v) Coordinate the preparation, assembly and mailing of quarterly Board materials;

    (vi) Attend quarterly Board meetings (and make presentations at such meetings as appropriate) and draft minutes of such meetings;

    (vii) Maintain a calendar for the Fund that shall list various SEC filing and Board approval deadlines;

    (viii) Provide compliance policies and procedures for fund accounting and administration and transfer agency services, summary procedures thereof and a related annual certification letter;

    (ix) If mutually agreed in writing, provide additional compliance support services, which may include one or more of the following services:

           . Load the Fund's and the Fund's service providers' policies and procedures onto PFPC's Compliance Fund Library;

           .  Assist in preparing the Fund's chief compliance officer's annual written report with respect to the Fund's compliance program;
           .  Present PFPC's compliance policies and procedures to the Fund's
              Board and respond to questions related thereto;
           . Meet on a quarterly basis with the Fund's chief compliance officer;
           . Provide written regulatory updates on a quarterly basis to the Fund's chief compliance officer;
           . Assist in regulatory/compliance training of portfolio managers and advisory personnel; and
           . Prepare a customized report of PFPC's adherence to PFPC's compliance policies.

    (x)    Maintain the Fund's records;

    (xi) Assist in monitoring regulatory developments which may affect the Fund; and

    (xii)  Assist the Fund in the handling of SEC examinations.

    All regulatory services are subject to the review and approval of Fund counsel.

18. Key Personnel.

With respect to the PFPC Personnel set forth in Exhibit B (the "Key Personnel"), the Parties agree as follows:

    1. PFPC's client relationship and fund accounting team assigned to the performance of this Agreement will be managed by the Key Personnel. Before replacing or reassigning Key Personnel, PFPC will (1) notify the Fund of the proposed replacement or reassignment, (2) provide the Fund with any information regarding the reasons of such proposed replacement or reassignment as may be reasonably requested by the Fund, and (3) consider in good faith input or recommendations from the Fund regarding such proposed replacement or reassignment.

    2. Upon reasonable grounds, the Fund may by written notice to PFPC ("Replacement Notice"), require PFPC to replace any Key Personnel or replacements of Key Personnel for the reasons stated in the notice and after receipt of such notice, PFPC will have five business days in which to investigate the matters stated in the notice, discuss its findings with the Fund and resolve any problems with the Key Personnel or replacement. If, following that period the Fund, in good faith, continues to require replacement of the Key Personnel or replacement, PFPC will replace that person, as soon as practicable, with another person of suitable ability and qualifications. The Fund will not unreasonably withhold, delay or condition its approval of a replacement of any Key Personnel. The Fund does not have the right to require termination of any person's employment or contract with PFPC.

    3. If the Fund and PFPC are unable to mutually agree on an appropriate replacement of Key Personnel within sixty (60) days from the date PFPC received the Replacement

           Notice, the Fund may terminate this Agreement by providing PFPC with written notice of termination (the "Termination Notice"); such termination shall become effective on a date (the "Termination Date") which is the later of (i) the date set forth in the Termination Notice or (ii) thirty (30) days after the date the Termination Notice is received by PFPC. The intent of this provision is solely to permit the Fund to terminate this Agreement pursuant to this Section 18 for reasons directly related to changes in Key Personnel as the result of PFPC's failure to propose replacements of reasonably suitable ability and qualifications. For clarification, this provision is not intended to permit the Fund to terminate this Agreement for any other reason. If the Fund terminates this Agreement pursuant to this Section 18, the Fund shall be responsible for the payment of fees pursuant to this Agreement only for the period up to and including the Termination Date.

    4. PFPC will conduct the replacement procedures for the Key Personnel in such a manner so as to seek to assure an orderly succession for Key Personnel who are replaced.

19. Privacy. The parties hereto acknowledge and agree that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, they shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

20. Anti-Money Laundering.

a. PFPC shall perform reasonable actions necessary to help the Fund be in compliance with Section 352 of the USA PATRIOT Act of 2001: In this regard, PFPC shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (d) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request.

b. CIP Services. To help the Fund comply with its Customer Identification Program ("CIP") which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

           (a) Implement procedures under which new accounts in the Fund are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

           (b) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

           (c) Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

           (d)   Regularly report to the Fund about measures taken under
                 (a)-(c) above.

           (e) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Fund's CIP.

           Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data Elements for (or verify) prospective customers (or accounts) beyond the requirements of relevant regulation (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Fund to be in compliance with relevant regulation.

21. Duration and Termination.

(a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue until June 30, 2008 (the "Initial Term").

(b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

(c) In the event of termination, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund and paid to PFPC prior to any such conversion.

(d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty
    (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

22. Notices. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund, at 1299 Ocean Avenue, Suite 700, Santa Monica, CA 90401, Attention: Funds Management Group or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

23. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

24. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.

25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

27. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) No Legal Advice. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund, the Portfolios or any other person.

(c) No Changes that Materially Affect Obligations. Notwithstanding anything in this

    Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e) Information. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

(f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(i) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(j) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(k) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                           PFPC INC.

                                           By:
                                                  -----------------------------

                                           Name:
                                                  -----------------------------

                                           Title:
                                                  -----------------------------

                                           WILSHIRE MUTUAL FUNDS, INC.

                                           By:
                                                  -----------------------------

                                           Name:
                                                  -----------------------------

                                           Title:
                                                  -----------------------------

                                   EXHIBIT A

THIS EXHIBIT A, dated as of June 27, 2005, is Exhibit A to that certain Fund Accounting, Financial and Regulatory Administration and Transfer Agency Services Agreement dated as of June 27, 2005, between PFPC Inc. and Wilshire Mutual Funds, Inc.

                          WILSHIRE MUTUAL FUNDS, INC.

                                  PORTFOLIOS

                    Wilshire Large Company Growth Portfolio
                                Investor Class
                              Institutional Class

                    Wilshire Large Company Value Portfolio
                                Investor Class
                              Institutional Class

                    Wilshire Small Company Growth Portfolio
                                Investor Class
                              Institutional Class

                    Wilshire Small Company Value Portfolio
                                Investor Class
                              Institutional Class

                    Dow Jones Wilshire 5000 Index Portfolio
                                Investor Class
                              Institutional Class
                                Qualified Class
                               Horace Mann Class

                                   EXHIBIT B

                                 Key Personnel

Susan A. Harrison
Andrew J. McNally

                 [Remainder of Page Intentionally Left Blank]

                                   EXHIBIT C

                            IMPRESSNet(R) SERVICES

1. Definitions. Any term not herein defined in this Exhibit C shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit C:

   (a) "End-User" shall mean any Shareholder that accesses the PFPC System via IMPRESSNet(R).

   (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from IMPRESSNet(R).

   (c) "IMPRESSNet(R) Services" means the services identified in Section 2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA Labs, a division of Cybertrust, or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquires may be performed and Transactions may be requested by accessing IMPRESSNet(R) via hypertext link from the Fund Web Site.

   (d) "Inquiry" shall mean any access to the PFPC system via IMPRESSNet(R) initiated by an End-User which is not a Transaction.

   (e) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

   (f) "IMPRESSNet(R)" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Fund Web Site through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed.

   (g) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

   (h) "Transaction" shall mean any purchase, redemption, exchange or any other activity involving the movement of Shares initiated by an End-User.

2. PFPC Responsibilities. Subject to the provisions of this Exhibit C, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

   (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain IMPRESSNet(R) to permit persons to be able to view information about the Fund and to permit End-Users with appropriate identification and access codes to perform Inquiries and initiate Transactions;

   (b) address and mail, at the expense of the Fund, notification and promotional mailings and other communications provided by the Fund to Shareholders regarding the availability of IMPRESSNet(R) Services;

   (c) prepare and process new account applications received through IMPRESSNet(R) from Shareholders determined by the Fund to be eligible for such services and in connection with such, the Fund agrees as follows:

           (i) to permit the establishment of Shareholder bank account information over the Internet in order to facilitate purchase activity through the Automated Clearing House ("ACH");
           (ii) the ACH prenote process will be waived and the ACH status will be set to active; and
           (iii) the Fund shall be responsible for any resulting gain/loss liability associated with the ACH process.

   (d) process the set up of personal identification numbers ("PINs"), as described in the IMPRESSNet(R) Product Guide provided to the Fund, which shall include verification of initial identification numbers issued, reset and activation of personalized PINs and reissue of new PINs in connection with lost PINs;

   (e) provide installation services which shall include, review and approval of the Fund's network requirements, recommendation of methods of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between IMPRESSNet(R) and the Fund Web Site and testing the network connectivity and performance;

   (f) establish systems to guide, assist and permit End-Users who access IMPRESSNet(R) from the Fund Web Site to electronically perform Inquires and create and transmit Transaction requests to PFPC;

   (f) deliver to the Fund one (1) copy of the PFPC IMPRESSNet(R) Product Guide, as well as all updates thereto on a timely basis;

   (g) deliver a monthly billing report to the Fund, which shall include a report of Inquiries and Transactions;

   (h) provide a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of IMPRESSNet(R);

   (i) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of IMPRESSNet(R) relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

   (j) provide periodic site visitation (hit reports) and other information regarding End-User activity under this Exhibit C as agreed by PFPC and the Fund from time to time;

   (k) monitor the telephone lines involved in providing IMPRESSNet(R) Services and inform the Fund promptly of any malfunctions or service interruptions;

   (l) periodically scan PFPC's Internet interfaces and IMPRESSNet(R) for viruses and promptly remove any such viruses located thereon; and

   (m) maintain and support IMPRESSNet(R), which includes providing error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available to IMPRESSNet(R) customers and providing help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNet(R); maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNet(R) clients, as determined solely by PFPC; or
(ii) maintenance of customized features.

   Notwithstanding anything in this Exhibit C or the Agreement to the contrary, the Fund recognizes and acknowledges that (i) a logon identification and PIN are required by End-Users to access PFPC's IMPRESSNet(R); (ii) End-User's web browser and ISP must support Secure Sockets Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet; such software must be acquired from a third-party vendor.

3. Fund Responsibilities. Subject to the provisions of this Exhibit C and the Agreement, the Fund shall at its expense (unless otherwise provided herein):

   (a) provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to IMPRESSNet(R);

   (b) promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the IMPRESSNet(R) Services;

   (c) work with PFPC to develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

   (d) revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for IMPRESSNet(R) Services, including disclaimers and information reasonably requested by PFPC;

   (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

   (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to IMPRESSNet(R) and the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users.

4. Standards of Care for Internet Services.

   (a) Notwithstanding anything in the Agreement or this Exhibit C to the contrary (other than as set forth in the immediately succeeding sentence) with respect to the provision of services set forth in this Exhibit C (i) PFPC shall be liable only for its own willful misfeasance, bad faith, negligence or reckless disregard in the provision of such services and (ii) the Fund shall indemnify, defend and hold harmless PFPC and its affiliates (including their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) incurred by such indemnified parties with respect to such services except for those for which PFPC is liable under sub-clause (i) of this sentence. For clarity, the provisions of the immediately preceding sentence shall not limit Sections 12(b) or 12(c) of the Agreement or Section 7(c) of this Exhibit C. The provisions of this Section 4(a) shall survive termination of the Agreement and the provision of services set forth in this Exhibit C.

   (b) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit C, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via IMPRESSNet(R) Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. The Fund shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in shareholder data or information transmitted via IMPRESSNet(R) Services.

5. Proprietary Rights.

   (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit C. Any software, interfaces or other programs a party provides to the other under this Exhibit C shall be used by such receiving party only during the term of this Exhibit C and only in accordance with the provisions of this Exhibit C and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for another party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party's consent, no party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

   (b) The Fund Web Site and IMPRESSNet(R) may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," "trade dress" or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of this Exhibit C. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, United States copyright or other United States proprietary right of a third party.

   (c) Each of the parties hereto agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 5(a) or 5(b) of this Exhibit C and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 5(a) or 5(b) of this Exhibit C, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereto hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section 5(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit C.

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

6. Representation and Warranty. No party shall knowingly insert into any interface, other software, or other program provided by such party to another party hereunder, or accessible on IMPRESSNet(R) or Trust Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation shall be borne by such party.

7. Liability Limitations; Indemnification.

   (a) The Internet. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other party shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other party shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the IMPRESSNet(R) Services and shall not be liable in any respect for the selection of any such third party, unless such party selected the third party in bad faith or in a negligent manner.

   (b) PFPC's Explicit Disclaimer of Certain Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 2 AND OF THIS EXHIBIT C, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT C ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

   (c) Cross-Indemnity. Each party hereto agrees to indemnify, defend and hold harmless the other party and its affiliates (and their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fee and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Liabilities") arising in connection with any claims that any IMPRESSNet(R) Services or related work product infringes any proprietary or other rights or any infringement claim against any of such persons based on the party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity with the product guidelines), except to the extent such Liabilities result directly from the negligence or knowing or willful misconduct of the other party or its related indemnified parties. The provisions of this Section 7(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit C.

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

8. Miscellaneous.

   (b) Independent Contractor. The parties hereto are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to IMPRESSNet(R) by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to
Section 101 of Title 17 (Copyrights) of the United States Code.

   (b) Conflict with Agreement. In the event of a conflict between specific terms of this Exhibit C and the Agreement, this Exhibit C shall control as to IMPRESSNet(R) Services.

                                   EXHIBIT Y

                      Data Repository and Analytics Suite

1.  PFPC Services. PFPC will:

           (a) Provide Internet access to PFPC's data repository and analytics suite at www.pfpcdatapath.com or other site operated by PFPC (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services").

           (b) Supply each of the Authorized Users, as specified on Exhibit Z, with a logon ID and Password;

           (c) Provide to Authorized Users access to the information listed in subsection (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Authorized Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be billed separately.

           (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

           (e) Monitor the telephone lines involved in providing the Accounting Services and inform the Fund promptly of any malfunctions or service interruptions.

2. Duties of the Fund and the Users. The Fund and the Users (to the extent applicable) will:

           (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

           (b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3.  Standard of Care; Limitations of Liability.

    (a) Notwithstanding anything to the contrary contained in this Exhibit or any other part of the Agreement, PFPC shall be liable for direct damages incurred by the Fund which arise out of PFPC's failure to perform its duties and obligations described in this Exhibit only to the extent such damages constitute willful misfeasance, bad faith, negligence or reckless disregard.

    (b) The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Accounting Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Accounting Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care above.

    (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit or the Agreement, PFPC shall not be liable for delays or failures to perform any of the Accounting Services or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

4.  Duration, Termination and Changes to Terms.

    (a) PFPC shall have the right at any time to provide notice of changes to the terms described in this Exhibit. Such changes will become effective and bind the parties hereto after sixty (60) days from the date PFPC notifies the Fund of such changes, unless the Fund terminates this Exhibit pursuant hereto or the parties agree otherwise at such time.

    (b) Either party may terminate this Exhibit upon sixty (60) days' prior written notice to the other.

5. Miscellaneous. In the event of a conflict between specific terms of this Exhibit and the balance of the Agreement, this Exhibit shall control as to the Accounting Services.

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                                   EXHIBIT Z

             Data Repository and Analytics Suite Authorized Users

The following individuals shall be Fund Authorized Users to access PFPC's data repository and analytics suite:

       Name                 Company or Firm                Signature
       ----                 ---------------                ---------

---------------------     ---------------------     -------------------------

---------------------     ---------------------     -------------------------

---------------------     ---------------------     -------------------------

---------------------     ---------------------     -------------------------

---------------------     ---------------------     -------------------------

---------------------     ---------------------     -------------------------

---------------------     ---------------------     -------------------------

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